SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement     [ ] Confidential, for Use of the
                                        Commission Only (as
[X] Definitive proxy statement          permitted by Rule
                                        14a-6(e) (2) )
[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           PULTE CORPORATION
               -------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                          _________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________
        ______________________________________________________________________

    (5) Total fee paid: ______________________________________________________

[ ] Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

                              PULTE CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 7, 1998


To the Shareholders of Pulte Corporation:

      The Annual Meeting of Shareholders of Pulte Corporation (the "Company") will be held at the Michigan State University Management Education Center, Room 104, 811 West Square Lake Road, Troy, Michigan, on Thursday, May 7, 1998, at 10:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

            (1) The election of four directors.

            (2) The proposal to adopt the Pulte Corporation 1997 Stock Plan for Nonemployee Directors.

            (3) Such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on March 12, 1998 will be entitled to vote at the meeting.

      Your attention is called to the attached proxy statement and the accompanying proxy. Please sign and return the proxy in the enclosed envelope; no postage is required if this proxy is mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

      A copy of the Annual Report of the Company for the fiscal year ended December 31, 1997 accompanies this Notice.

                                               By Order of the Board of
                                               Directors

                                               JOHN R. STOLLER
                                               Secretary

Bloomfield Hills, Michigan
March 31, 1998

                              PULTE CORPORATION
                    33 Bloomfield Hills Parkway, Suite 200
                       Bloomfield Hills, Michigan 48304

            PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 7, 1998


General Information

      The Annual Meeting of Shareholders of Pulte Corporation (the "Company") will be held at the Michigan State University Management Education Center, Room 104, 811 West Square Lake Road, Troy, Michigan, on Thursday, May 7, 1998, at 10:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is March 31, 1998.

      It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

Voting Securities And Principal Holders

      Only holders of record of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on March 12, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or adjournments of the Annual Meeting. Each share of Common Stock has one vote. On the Record Date, there were issued and outstanding 21,304,805 shares of Common Stock.

      The following table sets forth information with respect to persons known to the Company to be the beneficial owners of more than five percent of the outstanding Common Stock:

                                                                 Percent of
                                                                Outstanding
                                           Amount and Nature     Shares of
       Name and Address                      of Beneficial     Common Stock as
     of Beneficial Owner                       Ownership       of Record Date
     -------------------                   -----------------   ---------------
William J. Pulte
33 Bloomfield Hills Parkway, Suite 200
Bloomfield Hills, MI 48304                   5,545,424(a)          25.9

Sanford C. Bernstein & Co., Inc.
767 Fifth Avenue
New York, NY 10153 (b)                       2,228,986(b)          10.5

FMR Corp.
82 Devonshire Street
Boston, MA 02109 (c)                         2,181,272(c)          10.2

Barclays Trust and Banking
Company (Japan) Ltd.
2-2 Otemachi 2-Chome
Tokyo Japan 100
Barclays Global Investors, N.A.
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105 (d)                  1,169,750(d)           5.5

(a) Includes 108,025 shares of Common Stock which Mr. Pulte has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans and 5,027,249 shares of Common Stock which are owned by various testamentary trusts and grantor retained annuity trusts of which Mr. Pulte is the sole trustee and income beneficiary.

(b) This information is based on a Schedule 13G dated January 31, 1998 which was filed by Sanford Bernstein & Co., Inc. According to such Schedule
    13G: Sanford Bernstein & Co., Inc. (i) holds the shares for the accounts of discretionary clients; (ii) has sole voting power over 948,250 shares and shared voting power (with clients who have appointed an independent voting agent with instructions to vote the shares in the same manner as Sanford Bernstein & Co., Inc.) as to 419,217 shares; and (iii) has sole dispositive power over all 2,228,986 shares.

(c) This information is based on a Schedule 13G dated February 14, 1998 which was filed by FMR Corp. on behalf of itself, Fidelity Management &
    Research Company, Edward C. Johnson 3rd and Abigail P. Johnson. According to such Schedule 13G: (i) Edward C. Johnson 3rd and FMR Corp. have sole voting power over 45,172 shares and sole investment power over 2,181,272 shares; and (ii) the Boards of Trustees of the various Fidelity Fund investment companies have sole voting control over 2,136,100 shares.

(d) This information is based on a Schedule 13G dated February 13, 1998 which was filed by Barclays Trust and Banking Company (Japan) Ltd., Barclays
    Global Investors, N.A. and Barclays Global Fund Advisors. According to such Schedule 13G: Barclays Trust and Banking Company (Japan) Ltd. has sole voting and investment power of 2,400 shares; Barclays Global
    Investors, N.A. has sole voting power over 1,096,700 shares and sole investment power of 1,133,852 shares; and Barclays Global Fund Advisors has sole voting and investment power over 33,498 shares.

                           I. ELECTION OF DIRECTORS

      The Board of Directors proposes that Debra J. Kelly-Ennis be elected as a director of the Company to hold office until the Annual Meeting of Shareholders in 2000 and that David N. McCammon, William J. Pulte and Francis
J. Sehn be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 2001 or, in each case, until his or her successor is elected and qualified.

      The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. The nominee for election for a term expiring in 2000 and the three nominees for a term expiring in 2001 receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. If a nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holder. The following information is furnished with respect to each nominee for election as a director, with respect to each director whose term of office as a director will continue after this meeting, with respect to each executive officer of the Company named in the Summary Compensation Table below and with respect to all named directors and all executive officers of the Company, as a group:

                                                                                                         Percentage of
                                                                                                          Outstanding
                                                                                          Shares of        Shares of
                                                                                         Common Stock    the Company's
                                                                                        of the Company   Common Stock
                                                      Positions and                      Beneficially    Beneficially
         Name and Year                              Offices with the                        Owned            Owned
          First Became                              Company and Other                     as of the        as of the       Term
           a Director             Age             Principal Occupations                 Record Date(a)    Record Date    to Expire
         -------------            ---             ---------------------                 --------------    -------------  ---------
                                           Nominees for Election as Directors

Debra J. Kelly-Ennis (1997) ...    41   Vice President and General Manager,
                                          Household Products Division,
                                          Sunbeam Corporation ......................          -0-               *          2000
David N. McCammon (1997) ......    63   Recently retired Vice President of
                                          Finance of Ford Motor Company ............          -0-               *          2001
William J. Pulte (1956) .......    65   Chairman of the Board of the Company .......      5,545,424(b)       25.9          2001
Francis J. Sehn (1995) ........    79   Chief Executive Officer of the
                                          Fran Sehn Company ........................          1,000             *          2001

                                              Directors Continuing in Office

Robert K. Burgess (1985) ......    53   President and Chief Executive Officer
                                          of the Company ...........................        284,220(c)        1.3          1999
Ralph L. Schlosstein (1996) ...    47   President of BlackRock Financial
                                          Management, Inc ..........................          -0-               *          1999
Alan E. Schwartz (1972) .......    72   Partner of the law firm of Honigman
                                          Miller Schwartz and Cohn, which firm
                                          serves as counsel to the Company .........         27,500             *          2000
John J. Shea (1995) ...........    60   Recently retired Vice Chairman,
                                          President and Chief Executive Officer
                                          of Spiegel, Inc. .........................          -0-               *          1999

                                                     (continued on next page)


                                      3



                                                                                                         Percentage of
                                                                                                          Outstanding
                                                                                          Shares of        Shares of
                                                                                         Common Stock    the Company's
                                                                                        of the Company   Common Stock
                                                      Positions and                      Beneficially    Beneficially
         Name and Year                              Offices with the                        Owned            Owned
          First Became                              Company and Other                     as of the        as of the       Term
           a Director             Age             Principal Occupations                 Record Date(a)    Record Date    to Expire
         -------------            ---             ---------------------                 --------------    -------------  ---------
                           Other Executive Officers

Michael D. Hollerbach .........    44   Executive Vice President and Chief
                                          Financial Officer (d) ....................         41,661(e)          *
Mark J. O'Brien ...............    55   Executive Vice President and Chief
                                          Operating Officer ........................          -0-               *
Michael A. O'Brien ............    45   Senior Vice President -- Corporate
                                          Development ..............................         16,350(f)          *
All nominees for director, all continuing directors and all executive officers,
  as a group (14 persons)  .........................................................      5,945,755(g)       27.3

----------------
* Less than 1%.

(a) All directors and executive officers named herein have sole voting power and sole investment power with respect to shares of Common Stock beneficially owned, except as otherwise noted below.

(b) Includes 108,025 shares of Common Stock that Mr. Pulte has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans, and 5,027,249 shares of Common Stock which are owned by various testamentary trusts and grantor retained annuity trusts of which Mr. Pulte is the sole trustee and income beneficiary.

(c) Includes 279,125 shares of Common Stock that Mr. Burgess has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans, 1,474 shares of Common Stock held in an IRA account for the benefit of Mr. Burgess, and 3,621 shares of Common Stock owned by Mr. Burgess jointly with his wife.

(d) Mr. Hollerbach resigned as an officer and director of the Company, effective January 31, 1998.

(e) Includes 41,450 shares of Common Stock that Mr. Hollerbach has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans.

(f) Includes 16,250 shares of Common Stock that Mr. O'Brien has the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans, and 100 shares of Common Stock owned in a family trust of which Mr. O'Brien is a beneficiary.

(g) Includes 474,350 shares of Common Stock that directors and executive officers of the Company have the right to acquire within 60 days of the Record Date pursuant to the Company's stock option plans, 1,474 shares of Common Stock held in an IRA account, 3,721 shares owned jointly with spouses, and the shares owned by the various trusts referenced in (b) and
    (f) above.


Section 16(a) Beneficial Ownership Reporting Compliance

      William J. Pulte inadvertently filed late a change in ownership report with respect to one transfer to Mr. Pulte of shares of Company Common Stock from a family trust which had been established by Mr. Pulte. However, the total holdings of the trust and Mr. Pulte, on a combined basis, was properly reflected in all of Mr. Pulte's prior ownership reports.

      Michael A. O'Brien inadvertently filed late a change in ownership report with respect to an exempt transaction which consisted of a transfer of 100 shares of Company Common Stock to a family trust which had been established by Mr. O'Brien's wife. However, the total holdings of the trust and Mr. O'Brien, on a combined basis, was properly reflected in all of Mr. O'Brien's prior ownership reports.

Other Information Relating To Directors

      The following is a brief account of the business experience during the past five years of each member or nominee of the Board of Directors of the Company.

      Ms. Kelly-Ennis has been Vice President and General Manager of the Household Products Division of Sunbeam Corporation since February 1998. Previously, she was Senior Vice President, Marketing, of Gerber Products Company, a division of Novartis Corporation, since 1995. Prior to that, she was Vice President, Marketing, of the Alpo Petfood Division of Grand Metropolitan PLC. She is a director of Green Mountain Coffee, Inc.

      Mr. McCammon was Vice President of Finance of Ford Motor Company until his retirement in 1997. He is a director of Stone & Webster, Incorporated and McDonald & Company Investments, Inc.

      Mr. Pulte was appointed Chairman of the Board of the Company in January 1991. Mr. Pulte served as Chief Executive Officer of the Company from January 1991 through December 1992, and as Co-Chairman of the Executive Committee of the Board of Directors from April 1990 through March 1995.

      Mr. Sehn is Chief Executive Officer of the Fran Sehn Company, an international engineering consulting service. Mr. Sehn also served as Chairman of Comau Productivity Systems until his retirement in 1991.

      Mr. Burgess has been President of the Company since October 1985. In addition, Mr. Burgess was appointed Chief Executive Officer of the Company in January 1993. He is a director of Michigan Mutual Insurance Company and the Amerisure Companies.

      Mr. Schlosstein is President of BlackRock Financial Management, Inc., an investment management firm. Mr. Schlosstein is President and Director of The BlackRock Income Trust, Inc., The BlackRock Target Term Trust, Inc., The BlackRock Advantage Term Trust, Inc., The BlackRock Strategic Term Trust, Inc., The BlackRock 1998 Term Trust, Inc., The BlackRock Municipal Target Term Trust, Inc., The BlackRock North American Government Income Trust, Inc., The BlackRock Insured Municipal Term Trust, Inc., The BlackRock Investment Quality Term Trust, Inc., The BlackRock 2001 Term Trust, Inc., The BlackRock Insured Municipal 2008 Term Trust, Inc., The BlackRock California Insured Municipal 2008 Term Trust, Inc., The BlackRock New York Insured Municipal 2008 Term Trust, Inc., The BlackRock Florida Insured Municipal 2008 Term Trust, The BlackRock 1999 Term Trust, Inc., The BlackRock Investment Quality Municipal Trust, Inc., The BlackRock Florida Investment Quality Municipal Trust, Inc., The BlackRock California Investment Quality Municipal Trust, Inc., The BlackRock New York Investment Quality Municipal Trust, Inc., The BlackRock New Jersey Investment Quality Municipal Trust, Inc. and The BlackRock Broad Investment Grade 2009 Term Trust, Inc. Mr. Schlosstein is President of BlackRock MQE Investors, Inc., BlackRock Asset Investors, BlackRock Fund Investors I, BlackRock Fund Investors II, and BlackRock Fund Investors Ill.

      Mr. Schwartz is a partner of the law firm of Honigman Miller Schwartz and Cohn, Detroit, Michigan, which serves as counsel to the Company and its subsidiaries. It is expected that such law firm will continue to be retained by the Company and its subsidiaries in the current fiscal year. Mr. Schwartz is a director of The Detroit Edison Company, DTE Energy Company, Handleman Company and Unisys Corporation.

      Mr. Shea was Vice Chairman of the Board of Directors, President and Chief Executive Officer of Spiegel, Inc., an international multichannel specialty retailer, until his retirement in 1997. Mr. Shea is a director of Nalco, Inc.

      During 1997, the Board of Directors held seven meetings and acted by written consent on six other occasions.

Committees Of The Board Of Directors

      The Company has a standing Audit Committee, the current members of which are Debra J. Kelly-Ennis, David N. McCammon and Ralph L. Schlosstein. During 1997, the Audit Committee held two meetings and had informal discussions in lieu of additional meetings. The duties of the Audit Committee are, briefly: recommending to the Board of Directors the engaging and discharging of the Company's independent auditors; reviewing with the independent auditors the scope and results of the audit; approving professional services to be provided by the independent auditors, including the fee arrangement; reviewing the Company's internal auditing, accounting and financial controls; and reviewing the Company's accounting principles and practices.

      The Company has a standing Compensation Committee, the current members of which are Francis J. Sehn and John J. Shea. During 1997, the Compensation Committee met five times and had informal discussions in lieu of additional meetings. The duties of the Compensation Committee are, briefly: establishing compensation arrangements for key executives and directors, as authorized by the Board of Directors; recommending to the Board compensation plans in which officers or directors are eligible to participate; and administration of the Company's long-term compensation and stock option plans, including granting of options thereunder.

      The Company has a standing Nominating Committee, the current members of which are William J. Pulte, Robert K. Burgess and Alan E. Schwartz. During 1997, the Nominating Committee had informal discussions in lieu of meetings. The Nominating Committee considers the performance of incumbent directors and recommends nominees for election as directors. The Nominating Committee will consider nominees for directors recommended by shareholders, if such nominations are made in accordance with the Company's Bylaws. Shareholders desiring to recommend nominees for directors for the Annual Meeting to be held in 1999 should submit such recommendations to the Chairman of the Board at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304, no later than November 30, 1998.

Compensation Of Executive Officers And Directors

   Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended December 31, 1997, 1996 and 1995 concerning the compensation of the Company's Chief Executive Officer and of each of the Company's other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                               Annual Compensation              Long Term Compensation
                                   ------------------------------------------   -----------------------
                                                                                Awards (2)     Payouts
                                                                                ----------     -------
                                                                     Other                                All Other
                                                                     Annual       Shares        LTIP       Compen-
            Name and                                                Compen-     Underlying     Payouts     sation
       Principal Position          Year   Salary ($)   Bonus ($)   sation ($)   Options (#)      ($)       ($)(4)
       ------------------          ----   ----------   ---------   ----------   -----------    -------    ---------
 William J. Pulte, Chairman of     1997    400,000      650,000        -0-          -0-          -0-        1,500
   the Board                       1996    400,000      450,000        -0-          -0-          -0-        1,500
                                   1995    400,000      450,000        -0-          -0-          -0-        1,500

 Robert K. Burgess, President      1997    400,000      650,000     50,639(1)       -0-       1,978,364(3)  1,500
   and Chief Executive Officer     1996    400,000      450,000        -0-          -0-          -0-        1,500
                                   1995    400,000      450,000        -0-        502,200     1,213,600(3)  1,500

 Michael D. Hollerbach,            1997    300,000      280,000        -0-          -0-         838,410(3)  1,500
   Executive Vice President and    1996    300,000      280,000        -0-          -0-         214,688(3)  1,500
   Chief Financial Officer         1995    300,000      280,000        -0-        303,900       426,547(3)  1,500

 Mark J. O'Brien, Executive Vice   1997    260,000      600,000        -0-         12,000     1,061,957(3)  1,500
   President and Chief Operating   1996    250,000      500,000        -0-          -0-          -0-        1,500
   Officer                         1995    250,000      450,000        -0-        100,000        -0-        1,500

 Michael A. O'Brien, Senior Vice   1997    200,000      200,000        -0-          -0-          -0-        1,500
   President -- Corporate          1996    175,000      150,000        -0-          -0-          -0-        1,200
   Development                     1995    160,000      120,000        -0-         90,000        -0-          900


(1) The amount shown for Mr. Burgess for 1997 includes $38,149 for the payment of a one-time fee for a country club membership.

(2) Grants shown for 1995 consist of (i) options granted on January 17, 1995 in respect of the executive's performance in 1994 and (ii) options granted on December 13, 1995.

(3) Represents profits realized on sales of Common Stock following exercise of stock options with respect to such Common Stock.

(4) The entire amount shown represents Company matching contributions allocated to the executive officer for such year under the Company's
    401(k) Plan.

   Option Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1997 to each of the executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realizable
                                   Individual Grants                                     Value at Assumed
 ----------------------------------------------------------------------------------   Annual Rates of Stock
                            Shares                                                      Price Appreciation
                         Underlying     % of Total Options    Exercise                  for Option Term
                           Options      Granted to Employees    Price    Expiration   ---------------------
       Name               Granted(#)      in Fiscal Year       ($/Sh)       Date      5%($)(2)    10%($)(2)
       ----               ----------    --------------------   --------  ----------   --------    ---------
 William J. Pulte            -0-                -0-               --         --          --           --
 Robert K. Burgess           -0-                -0-               --         --          --           --
 Michael D. Hollerbach       -0-                -0-               --         --          --           --
 Mark J. O'Brien          6,000 (1)             3.2             36.75     10/31/04     89,820      209,220
                          3,000 (1)             1.6             36.75     10/31/05     52,680      126,090
                          3,000 (1)             1.6             36.75     10/31/06     60,840      149,730
 Michael A. O'Brien          -0-                -0-               --         --          --           --

(1) These options were granted on October 31, 1997 to Mr. O'Brien in recognition of his change in responsibilities upon becoming the Company's
    Executive Vice President and Chief Operating Officer. The options were granted at an exercise price equal to the market price of the Common
    Stock on the grant date. Fifty percent of the options become exercisable on October 31, 1999, and an additional 25% become exercisable on each of the next two anniversary dates. Each option is exercisable for five years from the date of initial exercisability.

(2) A 5% annual compounded increase in the Company's stock price from the date of the grant to the end of the term of each vested option would result in stock prices of $51.72 for the options expiring in 2004, $54.31 for the options expiring in 2005, and $57.03 for the options expiring in 2006. A 10% annual compounded increase in the Company's stock price from the date of the grant to the end of the term of each vested option would result in stock prices of $71.62 for the options expiring in 2004, $78.78 for the options expiring in 2005, and $86.66 for the options expiring in 2006. The amounts set forth in the table represent the cumulative realizable values of the options at these assumed stock prices, and assume that the options are exercised on the respective expiration dates.

   Aggregated Option Exercises and Fiscal Year-End Option Value Table

      The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1997 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                          Value of Unexercised
                             Shares                   Shares Underlying Unexercised           In-the-Money
                            Acquired                      Options at FY-End (#)          Options at FY-End ($)
                               on          Value      -----------------------------     --------------------------
       Name                Exercise(#)   Realized($)  Exercisable     Unexercisable     Exercisable  Unexercisable
       ----                -----------   -----------  -----------     -------------     -----------  -------------
 William J. Pulte             -0-           -0-          76,875         47,725             454,607       162,559
 Robert K.Burgess           64,800       1,978,364      222,425        524,375           3,693,581     2,390,640
 Michael D. Hollerbach      82,175         838,410       20,700        156,725              10,325       836,875
 Mark J. O'Brien            30,600       1,061,957        -0-          112,000              -0-          700,129
 Michael A. O'Brien           -0-           -0-          10,000         95,000              41,913       596,385

   Compensation of Directors

      Under the Company's standard arrangements, each nonemployee director of the Company receives an annual director's fee in the amount of $20,000 and $1,500 for attendance at Board or Committee meetings. The Chairperson of each Committee also receives an annual payment of $1,000 for each Committee over which he presides. Reimbursement is made for out-of-pocket expenses incurred by any director to attend meetings. Directors may elect to defer the receipt of all or any part of their annual retainer and meeting and chairperson fees for payment in the future, as well as earnings based upon various investment alternatives (including earnings based upon the performance of Company stock).

      Nonemployee directors will also be entitled to receive annual grants of
(i) options to purchase 2,000 shares of Common Stock and (ii) 300 shares of Common Stock in each of 1997, 1998, 1999 and 2000 under the Pulte Corporation 1997 Stock Plan for nonemployee directors, subject to shareholder approval of the plan which is being sought at the Annual Meeting. See "II. Proposal to Adopt the Pulte Corporation 1997 Stock Plan for Nonemployee Directors," below.

      Employee directors of the Company do not receive any additional compensation for services as a director.

   Arrangements with Michael D. Hollerbach

      Mr. Hollerbach resigned as Executive Vice President and Chief Financial Officer and as a Director of the Company, effective January 31, 1998. In connection with his resignation, Mr. Hollerbach and the Company entered into an agreement pursuant to which (i) Mr. Hollerbach agreed to provide consulting services to the Company through December 31, 1999, if required by the Company, (ii) the Company and Mr. Hollerbach released each other from liabilities associated with Mr. Hollerbach's employment and their termination of such employment, (iii) the Company agreed to pay Mr. Hollerbach, in addition to his 1997 salary and bonus, a total of $1,215,992, payable in various installments beginning February 1, 1998 and continuing through January 1, 2000, (iv) Mr. Hollerbach agreed to certain non-competition arrangements with the Company, and (v) the Company agreed to provide certain other incidental benefits to Mr. Hollerbach.

   Transactions with Francis J. Sehn Family

      On December 24, 1997, the Company sold five lots located in one of its residential developments to a limited partnership the partners of which are Francis J. Sehn, a director of the Company, and various members of his family. The lots are in the custom lot section of a larger Pulte development; the other lots in this section are being marketed to other developers and to individual buyers for construction of custom residences by builders other than the Company. The total purchase price for the five lots was $1.5 million. The price was based upon the Company's listed prices for custom lots in the development and was developed based upon comparables in the market, appraisal data, development costs and other relevant factors used in determining prices for other lots in the custom lot section of the development. The Company recorded a normal land sale profit on the transaction.

   Compensation Committee Interlocks and Insider Participation

      Neither of the Compensation Committee members are or ever were an officer or employee of the Company or any of its subsidiaries.

   Board Compensation Committee Report on Executive Compensation

      General. The Compensation Committee's overall compensation philosophy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentive to achieve Company goals and increase shareholder value. The Compensation Committee implements this philosophy by establishing salaries, bonuses, long-term compensation plans and stock option programs. The Compensation Committee's current policy is not to provide pension or other retirement plans for the Company's employees other than its 401(k) plan.

      Salaries. The Compensation Committee's policy is to provide salaries that in most cases are less than those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through Company research and the research of consultants concerning the salaries paid by the Company's competitors.

      Bonuses. The Compensation Committee's policy is to provide a significant portion of executive officers' total compensation through annual bonuses as incentives to achieve the Company's financial and operational goals and increase shareholder value. The Company's bonus arrangements for its executive officers are intended to make a major portion of each executive officer's compensation dependent on the Company's overall performance. Such bonuses are also intended to link executive compensation to shareholder value and to encourage the executives to act as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

      Pursuant to the executive compensation program previously established by the Board of Directors, for the fiscal year ended December 31, 1997, each of the Company's Chairman, President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer could have received a potential bonus of up to 150% (125% in the case of the Executive Vice President and Chief Financial Officer) of his salary based on a return on equity formula which incorporates the Company's 1997 pre-tax income; strategic and operational accomplishments, not directly based on the Company's financial condition or results of operations; the Company's performance against Board-approved financial plans; and certain industry comparisons. The Compensation Committee was also authorized to evaluate each executive's performance during the year, and, where appropriate, to grant an additional discretionary bonus. Bonuses for the Company's other officers are recommended on a discretionary basis to the Compensation Committee by the Company's Chairman of the Board and its Chief Executive Officer based on their evaluations of the individual's performance during the year. The Compensation Committee reviews these evaluations and, with authority delegated by the Board of Directors, establishes discretionary bonuses it deems appropriate.

      Long-Term Compensation. In order to provide management with incentive to achieve the long-term growth and profitability goals of the Company, in 1995 the Compensation Committee and the Board approved a Long-Term Compensation Plan for the key employees of the Company and its subsidiaries. The Long-Term Compensation Plan was approved by the shareholders of the Company at the 1996 Annual Meeting of the Company's shareholders. The Long-Term Compensation Plan establishes certain Company performance thresholds for the period between January 1, 1996 and December 31, 1999. These performance thresholds must be met or exceeded in order for the key employees to earn an award. These performance thresholds were recently modified by the Compensation Committee in order to better reflect the manner in which the Company conducts its business and to better match the participants' awards to Company performance and shareholder value. In general, the modified thresholds relate to "economic profit" (i.e., earnings before interest and taxes, minus an amount which is based upon the Company's cost of capital employed in operating its business). The maximum award for any employee under the Long-Term Compensation Plan is $4.7 million.

      Stock Options. The Compensation Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company, and to attract and retain qualified employees. The Compensation Committee's policy has generally been to grant options with a term of 10 years (in certain cases, with portions exercisable over shorter periods) to provide a long-term incentive, and to fix the exercise price of the options at or in excess of the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases above the exercise price.

      1997 Compensation Decisions Regarding Robert K. Burgess. The Compensation Committee approved a $650,000 bonus for Mr. Burgess for calendar 1997. The bonus was based on the Company's financial and operational performance. While the Company's pre-tax income and return on equity targets were not fully achieved, the Company's financial performance was strong compared to 1996 performance and substantially met or exceeded many of the financial performance targets set forth in the Company's annual plan. The Company substantially increased its closings, gross revenues and net new orders from 1996 levels. The Company also took significant steps to ensure profitable growth throughout the Company by completing an extensive reorganization of business operations, resulting in reduced overhead levels and a more streamlined operational structure. The Company also made considerable progress in the implementation of various process improvement methodologies and certain key business initiatives. Mr. Burgess did not participate in the approval of his own compensation, but did participate in the discussion of the Company's performance for 1997.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers, and provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

      The Company believes that stock options currently outstanding or subsequently granted under the Company's existing stock option plans either comply with Section 162(m) or are not subject to the requirements of the statute. The Company currently intends to structure future stock option grants in a manner that complies with Section 162(m). As a result of the modifications to the Long-Term Compensation Plan described in "Long-Term Compensation" above, the Long-Term Compensation Plan may not qualify for the exception for performance-based compensation under Section 162(m). The Company does not currently intend to structure the discretionary annual bonus for executive officers described under "Bonuses" above to comply with Section 162(m). Such bonuses do not meet Section 162(m)'s requirement that they be "payable solely on account of the attainment of one or more performance goals." The Company believes the annual discretionary bonuses, as currently structured, best serve the interests of the Company and its shareholders by allowing the Company to recognize an executive officer's contribution as appropriate.

                                            By The Compensation Committee
                                            Francis J. Sehn
                                            John J. Shea

Performance Graph

      The following line graph compares for the fiscal years ended
December 31, 1993, 1994, 1995, 1996 and 1997 (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, dividend by the initial share price, expressed as a percentage) on the Company's Common Stock, with
(ii) the cumulative total return of the Standard & Poor's 500 Stock Index, and with (iii) the cumulative total return on the common stock of publicly-traded peer issuers deemed by the Company to be its principal competitors in its homebuilding line of business (assuming dividend reinvestment and weighted based on market capitalization at the beginning of each year):

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* Among Pulte
                  Corporation, S&P 500 Index and Peer Index
                        Fiscal Year Ending December 31




                             [performance graph]




                          1992   1993     1994     1995     1996     1997
                          ----   ----     ----     ----     ----     ----
 Pulte Corporation        100   121.2     77.6    114.5    105.6    144.6
 S&P 500 Index            100   110.0    111.5    153.4    188.6    251.6
 Peer Index**             100   128.3     77.5    155.2    112.7    164.3

 * Assumes $100 invested on January 1, 1992 and the reinvestment of dividends. ** Includes Centex Corporation, Continental Homes Holding Corporation, Del
   Webb Corporation, Hovnanian Enterprises, Inc., Kaufman & Broad Home Corporation, Lennar Corporation, The Ryland Group, Inc., Standard Pacific Corporation, Toll Brothers, Inc. and UDC Homes, Inc., except that UDC Homes, Inc. has been excluded from the index as it ceased to be publicly traded following its having been acquired in 1995.

                 II. PROPOSAL TO ADOPT THE PULTE CORPORATION
                  1997 STOCK PLAN FOR NONEMPLOYEE DIRECTORS

      The Board of Directors proposes that the shareholders approve the Pulte Corporation 1997 Stock Plan for Nonemployee Directors (the "Plan"). The Plan is designed to facilitate attracting and retaining highly qualified nonemployee directors and to align the interests of the Company's nonemployee directors more closely with the interests of the Company's shareholders. The Plan was adopted by the Board of Directors, effective May 9, 1997, subject to shareholder approval.

      Under the Plan, each new nonemployee director will receive, on his or her election or appointment to the Board, (i) a one-time grant of an option to purchase 2,000 shares of Common Stock and (ii) 300 shares of Common Stock. In addition, each nonemployee director who is in office on June 1, 1998, 1999 and/or 2000, will receive, on such date, (i) options to purchase 2,000 shares of Common Stock and (ii) 300 shares of Common Stock. Each nonemployee director also received, subject to shareholder approval of the Plan, a one-time grant of options to purchase 2,000 shares of Common Stock and 300 shares of Common Stock; these grants were made on June 1, 1997 with respect to David N. McCammon, Ralph L. Schlosstein, Alan E. Schwartz, Francis J. Sehn and John J. Shea, and on September 10, 1997 with respect to Debra J. Kelly-Ennis. The maximum number of shares authorized under the Plan is 66,700.

      Each option granted and to be granted under the Plan is (or will be)
(i) a nonqualified option; (ii) granted at the fair market value of the Common Stock on the grant date; (iii) exercisable in full on the date of grant; (iv) exercisable for 10 years from the grant date; and (v) exercisable by the payment of cash, the exchange of previously acquired shares of Common Stock, the Company's retaining from the shares to be issued shares with a purchase price equal to the fair market value of the shares with respect to which the option is being exercised, or a combination of the foregoing. Shares of Common Stock granted under the Plan are not subject to any risk of forfeiture.

      The maximum number of shares of Common Stock underlying the options which may be granted and shares of Common Stock which may be issued to any nonemployee director and to all six nonemployee directors under the Plan is set forth in the following table:

       Pulte Corporation 1997 Stock Plan for Nonemployee Directors (1)
------------------------------------------------------------------------------
                                                      Shares        Shares
                                                     Underlying    of Common
                    Position                          Options     Stock Issued
                    --------                         ----------   ------------
Each individual nonemployee director(2) ..........      8,000        1,200
All six nonemployee directors as a group(2)(3) ...     48,000        7,200

(1) The dollar value of these benefits cannot be determined at this time. The maximum number of shares authorized under the plan is 66,700.

(2) Assumes each nonemployee director remains in office through June 1, 2000.

(3) Assumes no change in the number of nonemployee directors.

      The full text of the Plan is set forth as Appendix A to this Proxy Statement. The major features of the Plan are summarized above, but this summary is qualified in its entirety by reference to the actual text.

      The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting will be necessary to adopt the Plan. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but they will be counted for purposes of determining whether a quorum is present. The Company expects that its officers and directors who are also shareholders will vote for the proposal.

      The Board of Directors recommends a vote FOR the proposal to adopt the Plan. Proxies solicited by management will be so voted unless shareholders specify in their proxies a contrary choice.

                              III. OTHER MATTERS

Relationship With Independent Auditor

      Ernst & Young LLP is the independent auditor for the Company and its subsidiaries and has reported on the Company's consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Board of Directors. The Board of Directors has reappointed Ernst & Young LLP as independent auditor for the year ending December 31, 1998.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so. The representatives will also be available to respond to appropriate questions.

Other Proposals

      Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

      A shareholder proposal which is intended to be presented at the Annual Meeting of Shareholders to be held in 1999 must be received by the Company at its principal executive offices, 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan, 48304 by November 30, 1998.

                                               By Order of the Board of
                                               Directors

                                               JOHN R. STOLLER
                                               Secretary

March 31, 1998

                                                                   Appendix A

                              PULTE CORPORATION
                  1997 STOCK PLAN FOR NONEMPLOYEE DIRECTORS

      1. Definitions. As used in the Plan, the following definitions shall apply:

      (a) "Board of Directors" means the Board of Directors of the Company.

      (b) "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in Detroit, Michigan or a day on which banking institutions located in Detroit, Michigan are authorized by law or other governmental actions to close.

      (c) "Committee" means a committee consisting of three or more members appointed by the Board of Directors who may be, but are not required to be, directors or employees of the Company and who shall serve from the effective date of their appointment until such time as the Board of Directors shall appoint a successor to any or all of such members of the Committee.

      (d) "Common Stock" means the common stock of the Company, par value $0.01 per share, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 9(b).

      (e) "Company" means Pulte Corporation, or any successor.

      (f) "Date of Grant" means the date on which a grant of Option Rights or a grant of Stock shall become effective pursuant to the Plan.

      (g) "Eligible Directors" means members of the Board of Directors who are not employees of the Company or any Subsidiary.

      (h) "Fair Market Value" shall be determined by the Committee and may be determined by taking the mean average between the highest and the lowest quoted selling price of the Common Stock on the New York Stock Exchange or other market on which shares of the Common Stock are traded on the date of determination; if there are no sales of Common Stock on the date of determination of Fair Market Value, the determination shall be made on the next following day on which there are such sales.

      (i) "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Section 4.

      (j) "New Eligible Director" means a person who first becomes an Eligible Director by being elected or appointed to the Board of Directors after May 9, 1997. However, a person whose appointment or election to the Board takes effect in March, April or May shall not be a New Eligible Director.

      (k) "Nonqualified Option" means an option to purchase Common Stock which meets the requirements of the Plan but does not meet the definition of an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

      (1) "Participant" means an Eligible Director or New Eligible Director named in an agreement evidencing an outstanding Option Right or grant of Stock.

      (m) "Plan" means the Pulte Corporation 1997 Stock Plan for Nonemployee Directors, as amended from time to time.

      (n) "Stock" means shares of Common Stock granted pursuant to Section 5.

      2. Purpose of the Plan. The purpose of the Plan is to attract and retain highly qualified persons to serve as nonemployee members of the Board of Directors of the Company and to align the interests of such persons more closely with the interests of the Company's shareholders.

      3. Common Stock Available. The shares of Common Stock which may be sold upon the exercise of Option Rights or awarded as Stock shall not exceed in the aggregate 66,700 shares, subject to adjustment as provided in Sections 7 and 9.

      4. Option Rights.

      (a) Existing Eligible Directors. On each of June 1, 1997, 1998, 1999 and 2000 (or if any such date is not a Business Day, then on the next following Business Day), the Committee will grant to each person who on such date is an Eligible Director options to purchase 2,000 shares of Common Stock, on the following terms:

            (1) Each grant shall specify an option price per share equal to the Fair Market Value per share on the Date of Grant and that such option price shall be payable in full at the time of exercise of the option either (A) in cash, (B) by exchanging for the shares to be issued pursuant to the exercise of the option previously acquired shares of the Common Stock held for such period of time, if any, as the Board of Directors may require and reflect in the stock option certificate (valued at an amount equal to the Fair Market Value of such stock on the date of exercise), (C) by the Company retaining from the Shares to be issued upon exercise of the stock option, that number of Shares having a Fair Market Value on the date of exercise equal to the total exercise price of the number of Shares with respect to which the option is exercised, or (D) by a combination of the payment methods specified in clauses (A), (B) and (C). The proceeds of sale of Common Stock subject to Option Rights are to be added to the general funds of the Company and used for the Company's corporate purposes as the Board of Directors shall determine.

            (2) Each Option Right shall be immediately exercisable in full on the Date of Grant.

            (3) Each Option Right shall be exercisable for ten years from the
                Date of Grant.

            (4) Each option shall be a Nonqualified Option.

            (5) Each grant of Option Rights shall be evidenced by an
                agreement containing such provisions as may be approved by the Committee, executed on behalf of the Company by an officer and delivered to and accepted by the Eligible Director. Such agreement shall state that the option is intended to be a Nonqualified Option.

      (b) New Eligible Directors. The Committee will grant options to purchase 2,000 shares of Common Stock to each New Eligible Director on the following terms:

            (1) The option shall be granted on the effective date of the New
                Eligible Director's election or appointment to the Board of Directors (or if such date is not a Business Day, the grant date will be the next following Business Day).

            (2) The grant shall be on the terms set forth in clauses (1)
                through (5) of Section 4(a).

            (3) Each New Eligible Director who receives options pursuant to this Section 4(b) will also receive options under Section 4(a) beginning on the June 1 immediately after he or she has become a New Eligible Director and until he or she ceases to be an Eligible Director.

      5. Stock. On each date that options are granted to Eligible Directors or New Eligible Directors pursuant to Section 4(a) or Section 4(b), as applicable, the Committee will grant 300 shares of Stock to each Eligible Director or New Eligible Director to whom options have been granted on such date. Each such grant shall be on the following terms:

            (a) Each such grant shall constitute an immediate transfer of the ownership of 300 shares of Stock to the Participant in consideration of the performance of services and shall entitle such Participant to voting, dividend and other ownership rights without any risk of forfeiture or restrictions on transfer.

            (b) Each such grant will be made without additional consideration by such Participant.

      6. Administration of the Plan.

      (a) Generally. The Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority to a Committee. A majority of the Board of Directors or the Committee, if applicable, shall constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Board of Directors or the Committee, as applicable. The Board of Directors or the Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan.

      (b) Interpretation and Construction. The interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any agreement, notification or document evidencing the grant of Option Rights or Stock and any determination by the Board of Directors or the Committee pursuant to any provision of the Plan or of any such agreement, notification or document, made in good faith, shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any such action or determination made in good faith.

      7. Amendment and Termination.

      (a) Amendment of the Plan. The Plan may be amended from time to time by the Board of Directors in any respect, provided, however, that without further approval by the shareholders of the Company, no amendment may increase the maximum number of shares specified in Section 3 (except that adjustments authorized by Section 9(b) shall not be limited by this provision).

      (b) Amendment of the Agreements. The Board of Directors may cancel or amend any agreement evidencing Option Rights granted under the Plan provided that (1) the terms and conditions of each such agreement as amended are not inconsistent with the Plan and (2) except as provided in Section 9(b), the option price per share may not be increased or decreased following the Date of Grant of the related Option Right.

      (c) Automatic Termination. The Plan will terminate at midnight on June 1, 2007 unless earlier terminated by the Board of Directors. However, Option Rights granted on or before that date may extend beyond that date.

      8. Investment Purpose. If the Committee in its sole discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock under the Plan (whether by reason of the exercise of stock options or the award of Stock) and as a condition to the Company's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of Common Stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares of Common Stock issued or transferred to a Participant under the Plan.

      9. Miscellaneous.

      (a) Transferability. Except as otherwise provided in any agreement evidencing Option Rights, no Option Right shall be transferable by a Participant other than (a) by will or the laws of descent and distribution and (b) to the Participant's children and to trusts for their benefit. Option Rights shall be exercisable during the Participant's lifetime only by the Participant or a transferee permitted by clause (b) of the preceding sentence.

      (b) Adjustments. The Board of Directors may make or provide for such adjustments in the exercise price, sale price and the number or kind of shares of the Company's Common Stock or other securities covered by outstanding Option Rights as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that would otherwise result from (1) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (2) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (3) any other corporate transaction or event having an effect similar to any of the foregoing. The Board of Directors may also make or provide for such adjustments in the number or kind or shares of the Company's Common Stock or other securities which may be sold or transferred under the Plan (including the maximum number of shares specified in Section 3) and in the maximum number of shares that may be purchased or received by any person, as the Board of Directors in its sole discretion, exercised in good faith, may determine is appropriate to reflect any event of the type described in clauses (1), (2) and/or (3) of the preceding sentence.

      (c) Fractional Shares. The Company shall not be required to sell or transfer any fractional share of Common Stock pursuant to the Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

      (d) No Shareholder Rights. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock issued upon the exercise of an Option Right until such time as the Option Right is exercised and such shares of Common Stock are issued.

      (e) No Right to Continue as a Director. Neither the existence of the Plan nor any action taken under the Plan shall be construed as giving any Participant any right to continue to serve as a member of the Board of Directors.

      (f) Invalidity of Provisions. Should any part of the Plan for any reason be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall continue in full force and effect as if the Plan had been adopted with the invalid portion hereof eliminated, it being the intention of the Company that it would have adopted the remaining portion of the Plan without including any such parts, parts or portion which may for any reason be hereafter declared invalid.

      (g) Effective Date. The Plan will become effective on May 9, 1997, subject to approval at the Company's 1998 Annual Meeting of Shareholders. Grants of Option Rights and Stock under the Plan will be conditioned upon receipt of such approval and no Option Right granted under the Plan may be exercised, and no Stock granted under the Plan may be sold, until such shareholder approval has been obtained.

[FRONT OF PROXY CARD]

                              PULTE CORPORATION

        PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 7, 1998


William J. Pulte and Robert K. Burgess, and each of them, are hereby authorized to represent and vote the stock of the undersigned at the Annual Meeting of Shareholders to be held May 7, 1998, and at any adjournment or adjournments thereof.

The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR the election of the nominees for director listed on the reverse side of this proxy card and FOR the proposal to adopt the Company's Stock Plan for Nonemployee Directors.


            PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD
                    PROMPTLY, USING THE ENCLOSED ENVELOPE.
      NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.



HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

-------------------------                       -------------------------

-------------------------                       -------------------------

-------------------------                       -------------------------

[BACK OF PROXY CARD]

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE /X/


                              PULTE CORPORATION

The undersigned hereby acknowledges receipt of the notice of said Annual Meeting of Shareholders, the proxy statement relating thereto and the Annual Report for 1997.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or other substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

The signature of shareholder should correspond exactly with the name stenciled hereon. Joint owners should sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

RECORD DATE SHARES:


Please be sure to sign and date this Proxy.        Date______________________


--------------------------------             --------------------------------
Shareholders sign here                              Co-owner sign here



1. The election of Director for term expiring in 2000.
     Debra J. Kelly-Ennis (first-time nominee)

   The election of Directors for terms expiring in 2001.
     David N. McCammon (first-time nominee)
              William J. Pulte
              Francis J. Sehn               For All   With-    For All
                                            Nominees  hold     Except
                                             /   /    /   /     /   /
NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Proposal to adopt the Company's Stock       For     Against   Abstain
   Plan for Nonemployee Directors.            /   /    /   /     /   /

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

   Mark box at right if an address change or comment has been noted on the
   reverse side of this card.                 /  /


DETACH CARD                                                      DETACH CARD